                                                                    EXHIBIT 99.1


[SANTARUS LOGO GRAPHIC]

COMPANY CONTACT:                          INVESTOR CONTACT:
Debra P. Crawford                         Lippert/Heilshorn & Associates, Inc.
Chief Financial Officer                   Jody Cain (jcain@lhai.com)
(858) 314-5708                            Mike Pollock (mpollock@lhai.com)
                                          (310) 691-7100

FOR IMMEDIATE RELEASE

               SANTARUS REPORTS SECOND QUARTER FINANCIAL RESULTS

   ANNOUNCES ZEGERID(TM) AS BRAND NAME FOR ITS IMMEDIATE-RELEASE PPI PRODUCTS

            CONFERENCE CALL TO BEGIN AT 5:00 P.M. EASTERN TIME TODAY

SAN DIEGO (AUGUST 11, 2004) - Santarus, Inc. (NASDAQ: SNTS), a specialty pharmaceutical company focused on therapies for gastrointestinal diseases and disorders, today reported financial results for the quarter ended June 30, 2004, and also announced Zegerid(TM) as the brand name for its immediate-release proton pump inhibitor (PPI) products, including the recently approved 20mg powder for oral suspension product.

"This has been an exciting and productive time for Santarus," said Gerald T. Proehl, president and chief executive officer of Santarus. "Since the beginning of the second quarter and the completion of our initial public offering, we have obtained U.S. Food and Drug Administration (FDA) approval for our first product, Zegerid (omeprazole) powder for oral suspension 20mg, and the FDA has accepted for filing our new drug application (NDA) for the 40mg dose of this product. We also have initiated a pivotal PK/PD clinical trial for our Zegerid (omeprazole) capsules 20mg product candidate and completed a follow-on public stock offering. We are currently in the process of building our commercial sales organization in preparation for our planned fourth quarter launch of Zegerid powder for oral suspension 20mg."

The company has adopted, and the FDA has approved, the use of the Zegerid brand name for the company's 20mg powder for oral suspension product. Santarus intends to use the Zegerid brand on all of its immediate-release PPI products. As previously disclosed, the company had been evaluating alternatives to the formerly proposed brand name, Rapinex(R), based on input received from the FDA.

SECOND QUARTER FINANCIAL RESULTS

Based upon the FDA's approval of the Zegerid powder for oral suspension 20mg product, the company reported license fee expenses of $5.0 million for the second quarter of 2004, which consisted of a one-time milestone payment due to the University of Missouri. There were no license fee expenses recorded in the second quarter of 2003.

Research and development expenses for the second quarter of 2004 totaled $4.7 million, compared with $2.6 million for the second quarter of 2003. This increase was due primarily to the hiring of additional personnel, costs related to increased manufacturing activities, and spending associated with the company's Phase IIIb clinical trial, evaluating Zegerid powder for oral suspension compared to Protonix(R) (delayed-release pantoprazole capsules) for prevention of nocturnal acid breakthrough.

Selling, general and administrative expenses were $6.1 million for the second quarter of 2004, compared with $1.5 million for the second quarter of 2003. Higher SG&A expenses were primarily attributable to the hiring of additional sales and marketing personnel and increased costs associated with preparing for the commercial launch of the company's first product.

For the second quarter of 2004, Santarus reported a net loss attributable to common stockholders of $16.9 million, or $0.61 per share, compared with a net loss attributable to common stockholders of $5.1 million for the second quarter of 2003.

For the first six months of 2004, Santarus reported a net loss attributable to common stockholders of $28.2 million, or $1.89 per share, versus a net loss attributable to common stockholders of $9.5 million for the first six months of 2003.

As of June 30, 2004, Santarus had cash, cash equivalents and short-term investments of $82.0 million, compared with $45.6 million as of December 31, 2003, an increase of $36.4 million. The increase resulted primarily from the proceeds from the issuance of common stock in the initial public offering in April 2004, offset in part by the net loss for the six months ended June 30, 2004. The cash balance at June 30, 2004 does not include estimated net proceeds of $61.0 million from Santarus' follow-on offering completed in July 2004. In the follow-on offering, Santarus sold 6,900,000 shares of common stock (including the full exercise of the underwriters' over-allotment option) at $9.50 per share.

RECENT CORPORATE ACHIEVEMENTS

Corporate achievements since the beginning of the second quarter include:

- Santarus obtained FDA approval in June 2004 for its first product, Zegerid powder for oral suspension 20mg, for the treatment of heartburn and other symptoms associated with GERD, treatment and maintenance of healing of erosive esophagitis, and treatment of duodenal ulcers.

- The FDA accepted for filing in April 2004 Santarus' NDA for Zegerid powder for oral suspension 40mg, which seeks approval for the treatment of gastric ulcers and the prevention of upper gastrointestinal (GI) bleeding in critically ill patients.

- Santarus initiated a pivotal pharmacokinetic/pharmacodynamic (PK/PD) clinical trial to evaluate Zegerid capsules 20mg in July 2004.

- Santarus completed its initial public offering in April 2004 and a follow-on public offering in July 2004.

- Santarus continued to execute on its plans to build its commercial sales organization throughout the quarter.

CONFERENCE CALL

Santarus has scheduled an investor conference call regarding this announcement at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today, August 11, 2004. Individuals interested in participating in the call may do so by dialing (888) 803-8275 for domestic callers, or (706) 643-7736 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers, and entering pass code 9137056. The live conference call also will be available via the Internet by visiting the Investor Relations section of the company's Web site at www.santarus.com, and a recording of the call will be available on the company's Web site for 14 days following the completion of the call.

ABOUT PPIS

PPIs are the most common prescription treatment option for upper GI diseases and disorders, including gastroesophageal reflux disease (GERD), due to their potent acid suppression, demonstrated safety and once-daily dosing. However, all currently marketed PPIs are available for oral use only in delayed-release formulations. According to IMS Health, total U.S. market sales of PPI products were $12.9 billion in 2003, and prescriptions written in the U.S. for PPI products totaled 95.2 million in 2003, up 10% from 2002.

ABOUT SANTARUS

Santarus, Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products for the prevention and treatment of GI diseases and disorders. In June 2004, the company received FDA approval to market its first product, Zegerid powder for oral suspension 20mg. The company has an NDA under review by the FDA for its 40mg powder for oral suspension product. In July 2004, the company initiated a pivotal PK/PD clinical trial evaluating Zegerid capsules 20mg and plans to initiate similar pivotal PK/PD clinical trials to evaluate its Zegerid capsules 40mg and chewable tablet products later this year. The products are immediate-release formulations of omeprazole, a widely prescribed PPI. More information about Santarus is available on the company's Web site at www.santarus.com.

Santarus cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus' business, including, without limitation: the progress and timing of Santarus' clinical trials; Santarus' ability to successfully launch Zegerid powder for oral suspension 20mg and to establish market acceptance and demand for this product; difficulties or delays in development, testing, manufacturing and marketing of, and obtaining regulatory approval for, Santarus' products; unexpected adverse side effects or inadequate therapeutic efficacy of Santarus' products that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; the scope and validity of patent protection for Santarus' products; Santarus' ability to commercialize its products without infringing the patent rights of others; competition from other pharmaceutical or biotechnology companies; Santarus' ability to obtain additional financing to support its operations; and other risks detailed in Santarus' Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Securities and Exchange Commission on May 13, 2004, and Santarus' Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on July 23, 2004.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Santarus(R) and Zegerid(TM) are trademarks of Santarus, Inc.

                               [Tables to Follow]

                                 SANTARUS, INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                           JUNE 30,      DECEMBER 31,
                                                                             2004            2003
                                                                             ----            ----
ASSETS
Current assets:
      Cash and cash equivalents and short-term
       investments                                                         $ 82,001        $ 45,648
      Inventories                                                               800              --
      Other current assets                                                    1,347             817
                                                                           --------        --------
Total current assets                                                         84,148          46,465
Long-term restricted cash                                                       950             950
Property and equipment, net                                                     998             616
Other assets                                                                  1,063             157
                                                                           --------        --------
Total assets                                                               $ 87,159        $ 48,188
                                                                           ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
      Accounts payable and accrued liabilities                             $ 10,793        $  3,835
      Current portion of long-term debt                                         267             255
                                                                           --------        --------
Total current liabilities                                                    11,060           4,090
Long-term debt, less current portion                                             87             224
Redeemable convertible preferred stock                                           --          57,625
Total stockholders' equity (deficit)                                         76,012         (13,751)
                                                                           --------        --------
Total liabilities and stockholders' equity (deficit)                       $ 87,159        $ 48,188
                                                                           ========        ========

                                 SANTARUS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                            JUNE 30,                            JUNE 30,
                                                                            --------                            --------
                                                                     2004              2003              2004              2003
                                                                     ----              ----              ----              ----
 Costs and expenses:
      License fees                                               $      5,000      $         --      $      5,000      $         --
      Research and development                                          4,682             2,622             9,721             5,725
      Selling, general and administrative                               6,112             1,488             9,550             2,757
      Stock-based compensation                                          1,315               445             3,140               494
                                                                 ------------      ------------      ------------      ------------
 Total costs and expenses                                              17,109             4,555            27,411             8,976
 Interest and other income, net                                           253               156               368               187
                                                                 ------------      ------------      ------------      ------------
 Net loss                                                             (16,856)           (4,399)          (27,043)           (8,789)
 Accretion to redemption value of redeemable
      convertible preferred stock                                          --              (691)           (1,125)             (691)
                                                                 ------------      ------------      ------------      ------------
 Net loss attributable to common stockholders                    $    (16,856)     $     (5,090)     $    (28,168)     $     (9,480)
                                                                 ============      ============      ============      ============
 Basic and diluted net loss per share                            $      (0.61)     $      (2.81)     $      (1.89)     $      (5.31)
                                                                 ============      ============      ============      ============
 Weighted average shares outstanding to calculate
  basic and diluted net loss per share                             27,468,641         1,810,855        14,879,313         1,785,349

-------------------------------------------------
 The composition of stock-based
    compensation is as follows:
         Research and development                                $        410      $        146      $        824      $        147
         Selling, general and administrative                              905               299             2,316               347
                                                                 ------------      ------------      ------------      ------------
                                                                 $      1,315      $        445      $      3,140      $        494
                                                                 ============      ============      ============      ============

                                      # # #